Exhibit 10.6

U.S. intellectual property security agreement

This U.S. INTELLECTUAL PROPERTY SECURITY AGREEMENT (the “IP Security Agreement”) July 16, 2021 is made by and between (i) Motus GI Medical Technologies Ltd. (the “Grantor”) a company incorporated in Israel under registered number 514188135 whose registered office is at 22 Keren ha-Yesod Street, Tirat Carmel, Israel, and (ii) Kreos Capital VI (Expert Fund) LP (“Kreos”), a partnership incorporated in Jersey whose registered office is at 47 Esplanade, St Helier, Jersey. Capitalized term used herein but not otherwise defined shall have the meaning ascribed such term in the Loan Agreement (hereinafter defined).

WHEREAS, the Grantor, Motus GI Holdings, Inc. and Motus GI, LLC (together, the “Borrower”) and Kreos, have entered into that certain Agreement for the Provision of a Loan Facility dated on or about the date hereof (the “Loan Agreement”); and

WHEREAS, under the terms of the Loan Agreement, Grantor has agreed, among other things, to grant security interest in the key material intellectual property of the Grantor to Kreos, and the Grantor has agreed to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office on the Collateral throughout the term of this IP Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Section 1. Grant of Security. Subject to the provisions of the Loan Agreement, Grantor hereby grants to Kreos a security interest, subject to the Permitted Security Interest, in and to all right, title and interest to (i) the registered United States patents and pending applications as set forth in Schedule A hereto together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the “Patents”), (ii) the registered trademarks, service marks, trade names and domain names, and applications therefore as set forth in Schedule A hereto together with all goodwill associated with such trademarks and service marks and all rights therein provided by international treaties or conventions (the “Trademarks”), and (iii) all copyrights and registrations and applications therefore set forth in Schedule A (the “Copyrights”), all as currently owned by the Grantor or which shall be owned in the future by the Grantor subject to Section 7 below (collectively, the “Collateral”). Notwithstanding anything contained here to the contrary, the term Collateral expressly excludes Immaterial Intellectual Property. Schedule A shall be updated pursuant to the provisions of Section 3.8(i) of the Loan Agreement upon the application for, or acquisition of, any New Intellectual Property in the United States by the Grantor, and the Grantor shall file amendments to Schedule A to that effect, all pursuant and subject to said subsection of the Loan Agreement.

Section 2. Realization of IIA Intellectual Property. It is hereby agreed that:

(a)	Kreos acknowledges and understands that the Grantor is subject to the provisions of the Law for the Encouragement of Research and Development and Technological Innovation in Industry Law 5744-1984 - as amended from time to time and/or such other law as will be legislated in lieu thereof, including the regulations, directives, procedures and rules that have been or will be promulgated thereunder and/or by virtue thereof, including without limitation, Benefit Track Number 1 of the Israeli National Authority for Technological Innovation (the “IIA”), and other regulations, directives, guidelines, rules, as issued from time to time, by the IIA and the IIA Committee (collectively, the “IIA Regulations”) and Kreos is aware of the Grantor’s obligation to comply with the IIA Regulations, including, but not limited to, the payment of royalties with respect to the financing amount which the Grantor received from the IIA and the prohibition on transferring any of the Grantor’s knowhow (including by way of manufacturing or rights to manufacture) outside of Israel);

(b)	in light of the above, and as required by the IIA Regulations, notwithstanding anything to contrary herein, in the Loan Agreement and this IP Security Agreement, with respect to the IIA Funded Know-How (as such term is defined below), the coming into effect of both this IP Security Agreement is subject and conditioned upon the receipt of the approval of the IIA (the “IIA Approval”);

(c)	Kreos shall sign any customary IIA documentation that may be required or desired with respect to this IP Security Agreement; and

(d)	it is further clarified that the documents which will be filed with the U.S. Patent and Trademark Office with respect to this IP Security Agreement shall include the condition set forth in Subsection (b) above regarding the IIA Approval.

(e)	As used herein, the term “IIA Funded Know-How” shall mean all of the Grantor’s know-how resulting from research and development according to an IIA-approved plan, not being the product developed within the framework of such approved plan, and any right deriving therefrom.

Section 3. Security for Obligations. The grant of a security interest in the Collateral by Grantor to Kreos under this IP Security Agreement secures the performance of all obligations and the payment of all money and liabilities owed or incurred by the Borrower to Kreos now or hereafter existing under or in respect of the Loan Agreement, as may be amended from time to time (the “Secured Obligations”).

Section 4. Recordation. Grantor authorizes and requests that the Commissioner of Patents and Trademarks record this IP Security Agreement.

Section 5. Right to Request Information. Kreos shall have the right to request, and Grantor shall promptly provide upon such reasonable request, information reasonably required in order to confirm that Schedule A is updated.

Section 6. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Loan Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of Kreos with respect to the Collateral are more fully set forth in the Loan Agreement and the debentures (Fixed Charge and Floating Charge – as defined therein) annexed thereto, and in the event of any contradiction between this IP Security Agreement and the Loan Agreement or any document annexed thereto, the provisions of the Loan Agreement will prevail.

Section 7. Governing Law; Forum for Dispute Resolution. This IP Security Agreement shall be governed by and construed according to the laws of the State of New York, without giving effect to conflicts of law principles. Grantor and Kreos, each irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, dispute proceeding or judgment relating to or arising out of this IP Security Agreement.

Section 8. Termination. This IP Security Agreement and the security interest granted hereunder to Kreos shall terminate and be of no force upon indefeasible satisfaction in full of the Secured Obligations. Upon termination of this IP Security Agreement and the security interest granted to Kreos hereunder, Kreos shall execute all documents reasonably necessary to remove the security interest granted by Grantor hereunder and take any action reasonably necessary to remove the security interest granted by Grantor hereunder, including without limitation, the filing of a Termination Statement in the USPTO for the affected Patents and Trademarks.

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IN WITNESS WHEREOF, Grantor and Kreos have caused this IP Security Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

MOTUS GI MEDICAL TECHNOLOGIES LTD.

By:	/s/ Andrew Taylor
Name:	Andrew Taylor
Title:	Authorized Officer

KREOS CAPITAL VI (EXPERT FUND) LP

By:	/s/ Raoul Stein
Name:	Raoul Stein
Title:	General Partner

Schedule a